Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 30 to Registration Statement No.2-98494 on Form N-1A of our report dated October 20, 2004, relating to the financial statements of Federated U.S. Government Bond Fund, Inc., for the year ended August 31, 2004, and to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 27, 2004